Exhibit 99.2

ALTRIA ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE NJOY HOLDINGS, INC.

▪Altria to gain full global ownership of NJOY’s e-vapor product portfolio, including NJOY ACE, currently the only pod-based e-vapor product with market authorizations from the FDA
▪The transaction is an important milestone on Altria’s journey toward Moving Beyond Smoking™

RICHMOND, Va. - March 6, 2023 - Altria Group, Inc. (NYSE:MO) announces that we have entered into a definitive agreement to acquire NJOY Holdings, Inc. (NJOY) for approximately $2.75 billion in cash payable at closing (Transaction). The Transaction terms include additional $500 million in cash payments that are contingent upon regulatory outcomes with respect to certain NJOY products.

“We believe we can responsibly accelerate U.S. adult smoker and competitive adult vaper adoption of NJOY ACE in ways that NJOY could not as a standalone company,” said Billy Gifford, Altria’s Chief Executive Officer. “We believe the strengths of our commercial resources can benefit adult tobacco consumers and expand competition. We are also excited to welcome NJOY's talented employees to Altria at closing.”

“As a result of this Transaction, Altria’s enhanced smoke-free portfolio will include full global ownership of products and technologies across the three largest smoke-free categories and a joint venture with JT Group for the U.S. commercialization of heated tobacco stick products.”

“We are excited to add NJOY’s e-vapor intellectual property as a new platform that we believe we can build on to help more adult smokers transition to smoke-free alternatives,” said Olivier Houpert, Altria’s new Chief Innovation and Product Officer.

A conference call with the investment community and news media will be webcast at 9:00 a.m. Eastern Time on March 6, 2023. Access to the live webcast is available at www.altria.com/webcasts. A replay of the webcast and a transcript will be available on the same website following the event.

6601 West Broad Street, Richmond, VA 23230

U.S. E-Vapor Marketplace and Regulatory Dynamics
•The e-vapor category is the largest smoke-free category in the U.S. In 2022, the e-vapor category:
◦included nearly 14 million U.S. adult tobacco consumers (ATCs), including 9.5 million exclusive adult vapers;
◦generated approximately $7 billion in U.S. retail sales; and
◦represented approximately 15% of total estimated equivalized U.S. tobacco volumes and more than 50% of total estimated equivalized smoke-free tobacco volumes.
•The U.S. Food and Drug Administration (FDA) regulates the e-vapor category. The vast majority of the e-vapor products on the market today have not received a marketing granted order (MGO) from the FDA. As long as these products have a pre-market tobacco product application (PMTA) pending, the FDA is allowing the products to remain on the market subject to its enforcement discretion.
•Significant progress has been made toward reducing underage use of e-vapor products. Specifically:
◦the 2022 University of Michigan Monitoring the Future survey estimates youth nicotine-vaping prevalence to be 13.8%, a nearly 24% reduction from its 2019 peak of 18.1%; and
◦the 2022 U.S. Center for Disease Control National Youth Tobacco Survey (NYTS) estimates that current e-cigarette use among middle and high school students to be 9.4%, a 53% reduction from its 2019 peak of 20%, though caution is warranted when comparing findings to previous years due to the impact of the COVID-19 pandemic on the survey’s methodology. The latest NYTS cited Puff Bar, Vuse, Hyde and SMOK as the most often used usual brand among middle and high school e-cigarette users.

Strategic Rationale
NJOY Product Portfolio
•Currently, the FDA has issued MGOs for 23 e-vapor products and devices. In 2022, NJOY received MGOs for the following six products:
◦NJOY ACE e-vapor device;
◦NJOY ACE POD, rich tobacco flavor, 5.0% nicotine concentration;
◦NJOY ACE POD, classic tobacco flavor, 5.0% nicotine concentration;
◦NJOY ACE POD, classic tobacco flavor, 2.4% nicotine concentration;
◦NJOY DAILY EXTRA, rich tobacco flavor, 6.0% nicotine concentration; and
◦NJOY DAILY, rich tobacco flavor, 4.5% nicotine concentration.

NJOY also currently sells menthol-flavored e-vapor products. NJOY submitted PMTAs for these products prior to the FDA deadline of September 9, 2020, and those PMTAs remain under FDA review.
•NJOY ACE (ACE), NJOY’s leading brand, is a pod-based e-vapor product that is only available in approximately 33,000 U.S. retail stores.
◦ACE represented approximately 85% of NJOY’s 2022 total retail shipments.
◦Due to NJOY’s small sales force and the limited distribution and visibility of ACE, ATC awareness of the brand is low. As a result, the 2022 retail share of ACE pods in U.S. multi-outlet and convenience stores was approximately 3%.

◦Our research indicates that once adult smokers and adult vapers try ACE, it performs on par with the leading e-vapor brand.
◦Approximately 40% of ACE pod sales were tobacco-flavored in 2022, a higher percentage than the leading two e-vapor brands and the overall e-vapor category.
•NJOY also sells its NJOY DAILY disposable e-vapor products in approximately 23,000 U.S. retail stores.
•NJOY-branded products were not included among the most often used usual brand among middle and high school e-cigarette users in the 2022 NYTS.
•NJOY also has access-restriction technology in development for its devices. This technology uses Bluetooth® connectivity to authenticate the user before unlocking the device.
•NJOY has a strong commercial relationship with Shenzhen Smoore Technology Limited (Smoore), a leading innovator in the e-vapor space, for the development and manufacturing of its e-vapor products.
Transaction Assumptions
•We continue to believe that the U.S. e-vapor category will undergo a multi-year transition period as the FDA makes marketing determinations on the significant number of currently pending PMTAs for tobacco-derived and synthetic nicotine e-vapor products. We assume that over the next few years, the FDA will issue marketing determinations on all currently pending PMTAs. We also assume that the FDA exercises appropriate enforcement actions against non-compliant manufacturers, including those that continue to sell products that received marketing denial orders and those who failed to file PMTAs.
•We estimate that over the next 10 years, total U.S. e-vapor volumes will grow at a low single-digit compounded annual growth rate.
•We believe the strengths of our commercial resources can benefit adult smokers and adult vapers and expand competition in the stores where ACE has not been distributed while improving visibility in the stores that currently sell ACE. Our sales force has significant retail coverage, servicing over 200,000 U.S. retail stores, and decades of experience supporting the responsible retailing of tobacco products. We believe adding NJOY’s FDA-authorized products into this system will benefit ATCs across the country.

Transaction-Related Financial Implications
•Under the terms of the Transaction, we will pay NJOY approximately $2.75 billion in cash upon closing. The Transaction terms also include additional contingent cash payments up to $500 million as follows:
◦NJOY will receive $250 million if the FDA issues an MGO for the NJOY ACE POD, menthol flavor, 5.0% nicotine concentration product either alone or in combination with the NJOY ACE POD, menthol flavor, 2.4% nicotine concentration product.
▪If the FDA issues an MGO for the NJOY ACE POD, menthol flavor, 2.4% nicotine concentration product but not the NJOY ACE POD, menthol flavor, 5.0% nicotine concentration product, NJOY will receive a payment of $125 million.
◦NJOY is currently preparing PMTA filings for two non-tobacco or menthol flavored ACE pods that would be paired with NJOY’s access-restriction technology. If the FDA issues an MGO for either of these applications, NJOY will receive a payment of $125 million (a total contingent payment of $250 million if the FDA authorizes both PMTAs).

•We expect the Transaction will be accretive to cash flow within two years of closing and accretive to our adjusted diluted earnings per share (EPS) within three years of closing. We also estimate the return on invested capital for the Transaction to exceed our current weighted-average cost of capital within three to four years of closing.
•We have multiple sources of funding available for the Transaction. Our core tobacco businesses continue to be highly cash generative, and we have strong access to the credit markets and committed short-term bank financing. Additionally, we entered into a $2.7 billion transition agreement last year with Philip Morris International Inc. (PMI) for the IQOS Tobacco Heating System®. We received a $1 billion payment from PMI in the fourth quarter of 2022 and expect to receive a payment of $1.7 billion (plus interest) from PMI by July 15, 2023.

Closing Conditions
The Transaction is subject to customary closing conditions, including reporting requirements under the Hart-Scott-Rodino Act.

Preventing Underage Use of E-Vapor Products
Addressing underage use of tobacco products is critical for us to achieve our Vision. We have continued to enhance our ongoing support for underage prevention, including through legislative advocacy and retailer engagement. Our efforts have included:
•advocating for the enactment of federal legislation that, through separate bills, raised the minimum age to purchase tobacco products to 21 and updated the definition of a tobacco product within the U.S. Food, Drug and Cosmetic Act to include any product that contains nicotine, including synthetic nicotine products;
•providing retailer incentives for the (i) implementation of point-of-sale age-validation technology in more than 137,000 U.S. retail stores and (ii) implementation of age and identity verification solutions in digital retailer apps for approximately 33,000 U.S. retail stores; and
•launching an underage tobacco use survey to monitor underage use trends in a more timely and relevant manner, which supports our prevention and regulatory strategies.

2023 Financial Impact
•We reaffirm our guidance to deliver 2023 full-year adjusted diluted EPS in a range of $4.98 to $5.13, representing a growth rate of 3% to 6% from an adjusted diluted EPS base of $4.84 in 2022, as shown in Schedule 1. This guidance range does not include the potential financial impacts of the Transaction.
Our full-year adjusted diluted EPS guidance excludes the impact of certain income and expense items that our management believes are not part of underlying operations, including the financial impact that we will record in the first quarter of 2023 related to the transaction between us and JUUL Labs, Inc. (JUUL), effective March 3, 2023, to exchange our investment in JUUL (carrying value of $250 million as of December 31, 2022) for certain of JUUL’s heated tobacco intellectual property. Additional items that may be excluded from our full-year adjusted diluted EPS guidance include, for example, loss on early extinguishment of debt, restructuring charges, asset impairment charges, acquisition-related and disposition-related costs, equity investment-related special items (including any changes in fair value of our equity investment recorded at fair value and any changes in the fair value of related warrants and preemptive rights), certain income tax items, charges associated with tobacco and health and certain other litigation items, and resolutions of certain non-participating manufacturer (NPM) adjustment disputes under the Master Settlement Agreement (such dispute resolutions are referred to as “NPM Adjustment Items”).
Our management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on our reported diluted EPS because these items, which could be significant, may be unusual or infrequent, are difficult to predict and may be highly variable. As a result, we do not provide a corresponding U.S. generally accepted accounting principles (GAAP) measure for, or reconciliation to, our adjusted diluted EPS guidance.
•We also reaffirm our expectation to complete our previously authorized $1 billion share repurchase program by the end of 2023. Share repurchases depend on marketplace conditions and other factors, and the program remains subject to the discretion of our Board of Directors.

Advisors
Perella Weinberg Partners LP and Morgan Stanley & Co. LLC are acting as financial advisors to Altria in connections with the Transaction. Morgan Stanley Senior Funding, Inc. has committed to provide short-term financing to Altria. White & Case LLP and Arnold & Porter LLP are providing legal counsel to Altria for the Transaction.

Moelis & Company LLC is acting as the financial advisor to NJOY in connection with the Transaction. Weil, Gotshal & Manges LLP is providing legal counsel to NJOY for the Transaction.

Forward-Looking and Cautionary Statements
This release contains certain forward-looking statements with respect to, among other things, the Transaction and the full global ownership of NJOY’s e-vapor product portfolio, which is subject to various risks and uncertainties. These forward looking statements relate to, among other things, the expected timing of the completion of the Transaction, the preferences of adult smokers and adult vapers, the ability to transition adult smokers from combustible products to e-vapor products over the long term, the ability to prevent and reduce underage use of tobacco products, receipt of MGOs from the FDA for various e-vapor products and devices, the ability to expand the retail distribution and visibility of NJOY ACE products through our leading U.S. sales and distribution system, the market for the e-vapor category of products, the financial impact of the Transaction on our results of operations, and our ability to continue NJOY’s commercial relationship with Smoore. Factors that may cause actual results to differ include failure to receive regulatory authorizations, failure to comply with regulatory requirements, our inability to realize the expected benefits of the Transaction in the expected manner or timeframe, if at all, prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting us and our plans with respect to the e-vapor category, our inability to anticipate and respond to evolving adult tobacco consumer preferences, and to develop, manufacture, market and distribute products that appeal to adult tobacco consumers, a downgrade in our credit ratings, our inability to refinance any acquisition financing on favorable terms, or at all, health epidemics and pandemics, macroeconomic conditions and, in turn, adult tobacco consumer purchasing behavior, changes in market and other conditions resulting in unanticipated delays in the design and development of future products, the outcome of any legal proceeding or investigation that may be instituted against us or others related to the Transaction, significant changes in price, availability or quality of raw materials or component parts, including as a result of changes in macroeconomic, climate and geopolitical conditions, the failure to meet commercialization milestones, and extended disruption at a facility of, or of service by, a supplier, distributor or distribution chain service provider of our subsidiaries (including NJOY following the Transaction). Other risk factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are detailed from time to time in our publicly filed reports, including our Annual Report on Form 10-K for the year ended December 31, 2022. These forward-looking statements speak only as of the date of this press release. We assume no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this release.

Altria’s Profile
We have a leading portfolio of tobacco products for U.S. tobacco consumers age 21+. Our Vision by 2030 is to responsibly lead the transition of adult smokers to a smoke-free future (Vision). We are Moving Beyond Smoking™, leading the way in moving adult smokers away from cigarettes by taking action to transition millions to potentially less harmful choices - believing it is a substantial opportunity for adult tobacco consumers, our businesses and society.

Our wholly owned subsidiaries include leading manufacturers of both combustible and smoke-free products. In combustibles, we own Philip Morris USA Inc. (PM USA), the most profitable U.S. cigarette manufacturer, and John Middleton Co. (Middleton), a leading U.S. cigar manufacturer. Our smoke-free portfolio includes ownership of U.S. Smokeless Tobacco Company LLC (USSTC), the leading global moist smokeless tobacco (MST) manufacturer, and Helix Innovations LLC (Helix), a leading manufacturer of oral nicotine pouches.

Additionally, we have a majority-owned joint venture, Horizon Innovations LLC (Horizon), for the U.S. marketing and commercialization of heated tobacco stick products and, through a separate agreement, we have the exclusive U.S. commercialization rights to the IQOS Tobacco Heating System® and Marlboro HeatSticks® through April 2024.

Our equity investments include Anheuser-Busch InBev SA/NV (ABI), the world’s largest brewer, and Cronos Group Inc. (Cronos), a leading Canadian cannabinoid company.

The brand portfolios of our tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal® and on!®. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission.

Learn more about Altria at www.altria.com and follow us on Twitter, Facebook and LinkedIn.

Source: Altria Group, Inc.	Altria Client Services	Altria Client Services
Mac Livingston, Vice President of Investor Relations	Investor Relations	Media Relations
Richard.M.Livingston@altria.com	804-484-8222	804-484-8897

Schedule 1
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
(dollars in millions, except per share data)
(Unaudited)

Reconciliation of Altria’s Full-Year 2022 Adjusted Results
	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
2022 Reported	$7,389	$1,625	$5,764	$5,764	$3.19
NPM Adjustment Items	(68)	(17)	(51)	(51)	(0.03)
Asset impairment, exit, implementation, acquisition and disposition-related costs	11	2	9	9	—
Tobacco and health and certain other litigation items	131	33	98	98	0.05
JUUL changes in fair value	1,455	—	1,455	1,455	0.81
ABI-related special items	2,544	534	2,010	2,010	1.12
Cronos-related special items	186	—	186	186	0.10
Income tax items	—	729	(729)	(729)	(0.40)
2022 Adjusted for Special Items	$11,648	$2,906	$8,742	$8,742	$4.84

While we report our financial results in accordance with GAAP, our management reviews certain financial results, including diluted EPS, on an adjusted basis, which excludes certain income and expense items, including those items noted under “2023 Financial Impact” in the release. Our management does not view any of these special items to be part of our underlying results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Our management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Our management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not required by, or calculated in accordance with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.